UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on January 23, 2014. At that Meeting, the Company’s shareholders voted on the following four proposals: (i) the election of seven directors to serve until the next Annual Meeting of Shareholders and until their successors are elected; (ii) to approve, on an advisory basis, the compensation of our named executive officers; (iii) to approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers and; (iv) the ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2014. Only shareholders of record as of November 29, 2013 (the “Record Date”) were entitled to notice of and to vote at the Annual Meeting.

The results of the voting on each of the four proposals at the Annual Meeting are set forth below.

Proposal 1.     Election of Directors. At the Annual Meeting a total of seven candidates were nominated for election to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected. Each shareholder was entitled to cast a number of votes equal to the number of shares of common stock held by such shareholder as of the Record Date for each of up to seven nominees and the seven nominees receiving the highest number of votes cast were elected.

All seven candidates for election to the Board were nominated by the Board of Directors. As a result, the election was uncontested and all of those seven candidates were elected to serve as the directors of the Company until the next Annual Meeting of Shareholders. The following table sets forth the names of those seven candidates and the respective numbers of votes cast for and withheld:

	Votes Cast
	For	Withheld
Paul Borowiec	8,168,298	1,130
Wayne G. Cadwallader	8,168,298	1,130
Thomas W. Lanni	8,123,157	46,270
Richard T. LeBuhn	8,168,298	1,130
Michael R. Levin	8,123,157	46,270
Michael H. Mulroy	8,123,157	46,270
Louis E. Silverman	8,123,157	46,270

There were a total of 1,026,178 broker non-votes with respect to the election of directors.

Proposal 2.     Advisory vote to approve the compensation of our named executive officers. At the Annual Meeting the Company’s shareholders approved, on a non-binding advisory basis, the compensation of our named executive officers. The vote required to approve this proposal was a majority of the shares present and voting on that proposal at the Annual Meeting. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date.

The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this proposal:

Votes For	Percent(1)	Votes Against	Percent(1)	Abstentions	Percent(1)
8,114,180	99.0%	54,696.7%		551	0.0%
_________
(1) As a percent of the total number of shares voted on this Proposal.

There were a total of 1,026,178 broker non-votes with respect to the approval of the compensation of our named executive officers.

Proposal 3.     Advisory vote to vote on the frequency of future advisory votes to approve the compensation of our named executive officers. At the Annual Meeting the Company’s shareholders voted on a proposal to select the frequency of future advisory votes to approve the compensation of our named executive officers. The shareholders approved, on a non-binding advisory baisis, a one year frequency for the advisory vote on executive compensation. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date.

The following table sets forth the respective numbers of votes cast for this proposal and the number of shares abstaining from, this proposal:

1 Year	Percent(1)	2 Years	Percent(1)	3 Years	Percent(1)	Abstentions	Percent(1)
8,089,695	99.0%	0	0.0%	3,437	0.0%	76,296	0.9%
_________
(1) As a percent of the total number of shares voted on this Proposal.

There were a total of 1,026,178 broker non-votes with respect to the approval of the frequency of future advisory votes to approve the compensation of our named executive officers

Proposal 4.     Ratification of Appointment of Independent Registered Public Accountants for Fiscal 2014. At the Annual Meeting the Company’s shareholders voted on a proposal to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP, as the Company’s independent registered public accounting firm for the year ending January 31, 2014. The vote required to approve this proposal was a majority of the shares present and voting on that proposal at the Annual Meeting. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date.

The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this proposal:

Votes For	Percent(1)	Votes Against	Percent(1)	Abstentions	Percent(1)
9,123,276	99.2%	71,835	0.8%	495	0.0%
_________
(1) As a percent of the total number of shares voted on this Proposal.

There were no broker non-votes with respect to this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: January 23, 2014	By:	/s/ ALISHA K. CHARLTON
Alisha K. Charlton
Vice President and Chief Accounting Officer